EXHIBIT 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

            The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: September 30, 2010

AGASSI VENTURES, LLC
By:	/s/ Andre K. Agassi
	Name:	Andre K. Agassi
	Title:	Manager

INVESTMENTS AKA, LLC
By:	/s/ Andre K. Agassi
	Name:	Andre K. Agassi
	Title:	Manager of Agassi Ventures, LLC, Manager

THE ANDRE AGASSI TRUST
By:	/s/ Andre K. Agassi
	Name:	Andre K. Agassi
	Title:	Trustee

ANDRE K. AGASSI
By:	/s/ Andre K. Agassi
	Name:	Andre K. Agassi